                                                                    Exhibit 99.1

NCO group(R)
                                                                    NEWS RELEASE

For Immediate Release


         NCO GROUP ANNOUNCES SECOND QUARTER RESULTS OF $0.38 PER SHARE,
                INVESTOR GUIDANCE FOR THE THIRD QUARTER OF 2003,
                        AND EXPANSION OF MANAGEMENT TEAM


HORSHAM, PA, August 5, 2003 - NCO Group, Inc. ("NCO" or the "Company") (Nasdaq:
NCOG), a leading provider of accounts receivable management and collection services, announced today that during the second quarter it achieved net income of $0.38 per share, on a diluted basis. These earnings were within NCO's previously announced guidance of $0.37 to $0.43. This wider than normal range took into consideration the potential for an increase in the amount of net revenue being deferred into future periods under a long-term collection contract. During the second quarter, NCO continued to receive a greater than expected amount of business under the long-term collection contract. The net impact of this deferral was a reduction in earnings of $0.04 per diluted share.

Revenue in the second quarter of 2003 was $188.6 million, an increase of 7.7%, or $13.5 million, from revenue of $175.1 million in the second quarter of the previous year. Net income was $10.3 million, or $0.38 per share, on a diluted basis, as compared to net income of $11.7 million, or $0.42 per share, on a diluted basis, in the second quarter a year ago.

NCO's operations are currently organized into market specific divisions that include: U.S. Operations, Portfolio Management and International Operations. These divisions accounted for $172.0 million, $18.1 million and $17.4 million of the revenue for the second quarter of 2003, respectively. Included in U.S. Operations' revenue was $12.1 million from Portfolio Management and included in International Operations' revenue was $6.8 million from U.S. Operations. In the second quarter of 2002, these divisions accounted for $159.7 million, $14.1 million and $12.0 million of the revenue, respectively, before intercompany eliminations of $8.1 million included in U.S. Operations and $2.6 million included in International Operations.

Included in revenue for the second quarter of 2003 was a negative impact of $1.7 million, or $0.04 per diluted share, attributable to the accounting for a long-term collection contract. This compares to a positive impact of $2.4 million, or $0.05 per diluted share, for the second quarter of 2002.

NCO's payroll and related expenses as a percentage of revenue decreased for the second quarter of 2003 as compared to the same period in the prior year, but its selling, general and administrative expenses as a percentage of revenue increased for the second quarter of 2003. The decrease in payroll and related expenses and the increase in the selling, general and administrative expenses were partially due to the shift of more of our collection work to the attorney network and other third party service providers, and the rationalization of collection staff. This shift was associated with the continuing efforts to maximize collections for clients, particularly as we approached the first reconciliation date of the long-term collection contract. This rise in costs was offset, in part, by a reduction in collection expenses and purchased data costs.

NCO also announced the expansion of its management team to include Paul Burkitt, Executive Vice President, Sales and Marketing, and Charles Burns, Executive Vice President, Business Process Outsourcing.

Mr. Burkitt will be responsible for the strategic direction as well as the day-to-day operations of NCO's sales and marketing functions. Mr. Burkitt has nearly twenty years of sales experience. Prior to joining NCO, he was the Executive Vice President of RMH Teleservices, Inc.

Mr. Burns will be responsible for the expansion of NCO's service offerings in the Business Process Outsourcing marketplace. Mr. Burns has nearly twenty years of sales and consulting experience. Prior to joining NCO, he was a partner in BearingPoint, Inc., formerly KPMG Consulting, Inc., a business systems integrator and full service consulting firm.

Additionally, NCO is pleased to announce that Steven Leckerman has assumed the responsibility of Chief Operating Officer, Accounts Receivable Outsourcing, and in addition to his role as Chief Financial Officer, Steven L. Winokur has assumed the role of Chief Operating Officer of Shared Services.

Commenting on the quarter, Michael J. Barrist, Chairman and Chief Executive Officer, stated, "During the second quarter, we continued to meet all of our operational and financial objectives. Outside of the greater than expected net deferral of revenue on the long-term collection contract, our earnings were towards the higher end of the range of possible results we provided to our investors. Additionally, we continued to be the beneficiary of new client opportunities, we continued to brand ourselves as the best in class provider of outsourced accounts receivable management services and we continued to focus on balancing the near-term tactical challenges of operating a service business in our current environment with the longer-term strategic initiatives needed to improve shareholder value. With that in mind, it gives me great pleasure to welcome Paul Burkitt and Chuck Burns to the NCO management team, and to congratulate Steve Leckerman and Steve Winokur on their promotions. The addition of new talent to our team and the realignment of how we manage this business represent the first of many strategic changes we expect to unfold over the next several quarters as we begin the process of properly positioning NCO for growth regardless of the timing of an economic upturn."

NCO also announced that it expects earnings per share, on a diluted basis, to be approximately $0.38 to $0.42 per share for the third quarter of 2003 and reiterates its expectations for 2003 diluted earnings per share of approximately $1.55 to $1.65.

NCO will host an investor conference call on Wednesday, August 6, 2003 at 11:30 a.m., ET, to discuss the items discussed in this press release in more detail and to allow the investment community an opportunity to ask questions. Interested parties can access the conference call by dialing (888) 209-7450 (domestic callers) or (706) 643-7734 (international callers). A taped replay of the conference call will be made available for seven days and can be accessed by interested parties by dialing (800) 642-1687 (domestic callers) or (706) 645-9291 (international callers) and providing the pass code 1922465.

NCO Group, Inc. is the largest provider of accounts receivable collection services in the world. NCO provides services to clients in the financial services, healthcare, retail and commercial, utilities, education, telecommunications, and government sectors.

For further information:

At NCO Group, Inc.                      At FRB / Weber Shandwick
Michael J. Barrist,                     Joe Calabrese (General) - (212) 445-8434
Chairman and CEO                        Nicole Engel (Analysts) - (212) 445-8452
Steven L. Winokur,
EVP, Finance and CFO
(215) 441-3000
www.ncogroup.com
                 ----------------------------------------------

Certain statements in this press release, including, without limitation, statements as to fluctuations in quarterly operating results, statements concerning projections, statements as to the economy and its effects on NCO's business, statements as to trends, statements as to NCO's or management's beliefs, expectations or opinions, and all other statements in this press release, other than historical facts, are forward-looking statements, as such term is defined in the Securities Exchange Act of 1934, which are intended to be covered by the safe harbors created thereby. Forward-looking statements are subject to risks and uncertainties, are subject to change at any time and may be affected by various factors that may cause actual results to differ materially from the expected or planned results. In addition to the factors discussed above, certain other factors, including without limitation, the risk that NCO will not be able to implement its business strategy as and when planned, risks related to the final outcome of the environmental liability, risks related to past and possible future terrorists attacks, risks related to the economy, the risk that NCO will not be able to improve margins, risks relating to growth and future acquisitions, risks related to fluctuations in quarterly operating results, risks related to the timing of contracts, risks related to international operations, risks relating to any adverse impact of restating the Company's historical financial statements and other risks detailed from time to time in NCO's filings with the Securities and Exchange Commission, including the Annual Report on Form 10-K, as amended, for the year ended December 31, 2002, can cause actual results and developments to be materially different from those expressed or implied by such forward-looking statements.

                        --------------------------------

                                      NCO GROUP, INC.
                             Unaudited Selected Financial Data
                        (in thousands, except for per share amounts)


Statements of Income:

                                                                  For the Three Months
                                                                     Ended June 30,
                                                              ----------------------------
                                                                2002                2003
                                                              --------            --------
Revenue                                                       $175,099            $188,574

Operating costs and expenses:
       Payroll and related expenses                             83,480              88,330
       Selling, general and administrative expenses             61,343              70,718
       Depreciation and amortization expense                     6,521               8,039
                                                              --------            --------
                                                               151,344             167,087
                                                              --------            --------
                                                                23,755              21,487

Other income (expense):
       Interest and investment income                              787                 789
       Interest expense                                         (4,963)             (5,862)
       Other income (expense)                                      305                 726
                                                              --------            --------
                                                                (3,871)             (4,347)
                                                              --------            --------
Income before income taxes                                      19,884              17,140

Income tax expense                                               7,542               6,504
                                                              --------            --------

Income from operations before minority interest                 12,342              10,636

Minority interest                                                 (633)               (359)
                                                              --------            --------

Net income                                                    $ 11,709            $ 10,277
                                                              ========            ========

Net income per share:
       Basic                                                  $   0.45            $   0.40
                                                              ========            ========
       Diluted                                                $   0.42            $   0.38
                                                              ========            ========

Weighted average shares outstanding:
       Basic                                                    25,891              25,908
       Diluted                                                  29,977              29,768

Selected Balance Sheet Information:

                                                               As of                As of
                                                            December 31,           June 30,
                                                                2002                 2003
                                                              --------            --------
Cash and cash equivalents                                     $ 25,159            $ 29,706
Current assets                                                 215,226             222,009
Total assets                                                   966,281             971,909

Current liabilities                                            109,242              98,501
Long-term debt, net of current portion                         334,423             321,040
Shareholders' equity                                           435,762             464,538

                                 NCO GROUP, INC.
                        Unaudited Selected Financial Data
                  (in thousands, except for per share amounts)

Statements of Income:

                                                                        For the Six Months
                                                                           Ended June 30,
                                                              --------------------------------------
                                                                    2002                 2003
                                                              -----------------    -----------------
Revenue                                                             $  363,106           $  377,591

Operating costs and expenses:
       Payroll and related expenses                                    169,600              176,628
       Selling, general and administrative expenses                    122,416              139,676
       Depreciation and amortization expense                            12,747               15,895
                                                                ---------------      ---------------
                                                                       304,763              332,199
                                                                ---------------      ---------------
                                                                        58,343               45,392
Other income (expense):
       Interest and investment income                                    1,454                1,625
       Interest expense                                                 (9,949)             (11,681)
       Other income (expense)                                             (290)                 726
                                                                ---------------      ---------------
                                                                        (8,785)              (9,330)
                                                                ---------------      ---------------
Income before income taxes                                              49,558               36,062

Income tax expense                                                      18,797               13,683
                                                                ---------------      ---------------

Income from operations before minority interest                         30,761               22,379

Minority interest                                                       (1,605)                (910)
                                                                ---------------      ---------------

Net income                                                          $   29,156           $   21,469
                                                                ===============      ===============

Net income per share:
       Basic                                                         $    1.13            $    0.83
                                                                ===============      ===============
       Diluted                                                       $    1.04            $    0.78
                                                                ===============      ===============

Weighted average shares outstanding:
       Basic                                                            25,873               25,908
       Diluted                                                          29,940               29,743

                                 NCO GROUP, INC.
                        Unaudited Selected Financial Data
                  (in thousands, except for per share amounts)


Consolidating Statements of Income:

                                                                         For the Three Months Ended June 30, 2003
                                                        ----------------------------------------------------------------------------
                                                                                                   Intercompany
                                                         NCO Group          NCO Portfolio          Eliminations        Consolidated
                                                        -------------     -----------------     ------------------   ---------------
Revenue                                                    $ 182,600            $   18,086                (12,112)       $  188,574


Operating costs and expenses:
       Payroll and related expenses                           87,767                   563                                   88,330
       Selling, general and administrative expenses           69,448                13,382                (12,112)           70,718
       Depreciation and amortization expense                   7,934                   105                                    8,039
                                                         ------------        --------------        ---------------     -------------
                                                             165,149                14,050                (12,112)          167,087
                                                         ------------        --------------        ---------------     -------------
                                                              17,451                 4,036                      -            21,487

Other income (expense):
       Interest and investment income                            442                   496                   (149)              789
       Interest expense                                       (3,157)               (2,788)                    83            (5,862)
       Other income                                              726                     -                                      726
                                                         ------------        --------------        ---------------     -------------
                                                             (1,989)               (2,292)                   (66)           (4,347)
                                                         ------------        --------------        ---------------     -------------
Income before income tax expense                              15,462                 1,744                   (66)            17,140

Income tax expense                                             5,875                   629                                    6,504
                                                         ------------        --------------        ---------------     -------------

Income from operations before minority interest                9,587                 1,115                   (66)            10,636

Minority interest (1)                                              -                  (66)                  (293)             (359)
                                                         ------------        --------------        ---------------     -------------

Net income                                                  $  9,587            $    1,049             $    (359)        $   10,277
                                                         ============        ==============        ===============     =============


(1) NCO Group owns 63% percent of the outstanding common stock of NCO Portfolio Management, Inc.

                                 NCO GROUP, INC.
                        Unaudited Selected Financial Data
                  (in thousands, except for per share amounts)


Consolidating Statements of Income:

                                                                         For the Six Months Ended June 30, 2003
                                                         ------------------------------------------------------------------------
                                                                                                 Intercompany
                                                           NCO Group         NCO Portfolio       Eliminations      Consolidated
                                                         -------------     -----------------   ----------------   ---------------
Revenue                                                     $ 365,715            $   36,318       $   (24,442)        $  377,591

Operating costs and expenses:
       Payroll and related expenses                           175,585                 1,043                              176,628
       Selling, general and administrative expenses           137,615                26,503           (24,442)           139,676
       Depreciation and amortization expense                   15,682                   213                               15,895
                                                           -----------        --------------      -------------     -------------
                                                              328,882                27,759           (24,442)           332,199
                                                           -----------        --------------      -------------     -------------
                                                               36,833                 8,559                 -             45,392

Other income (expense):
       Interest and investment income                             947                   990              (312)             1,625
       Interest expense                                        (6,416)               (5,441)              176            (11,681)
       Other income                                               726                     -                                  726
                                                           -----------        --------------      -------------     -------------
                                                               (4,743)               (4,451)             (136)            (9,330)
                                                           -----------        --------------      -------------     -------------
Income before income tax expense                               32,090                 4,108              (136)            36,062

Income tax expense                                             12,194                 1,489                               13,683
                                                           -----------        --------------      -------------     -------------

Income from operations before minority interest                19,896                 2,619              (136)            22,379

Minority interest (1)                                               -                  (136)             (774)              (910)
                                                           -----------        --------------      -------------     -------------

Net income                                                   $ 19,896            $    2,483         $    (910)        $   21,469
                                                           ===========        ==============      =============     =============

(1) NCO Group owns 63% percent of the outstanding common stock of NCO Portfolio Management, Inc.